EXHIBIT 99.1

ADTRAN, Inc. Receives Notification of Non-Compliance from Nasdaq Related to Previously Announced Delayed Filing of Quarterly Report on Form 10-Q

August 21, 2019

HUNTSVILLE, Ala.--(BUSINESS WIRE) -- ADTRAN, Inc. (NASDAQ:ADTN) (“ADTRAN” or the “Company”) announced today that it received a standard notification letter from The Nasdaq Stock Market LLC (“Nasdaq”), dated August 15, 2019, stating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2019 (the “Form 10-Q”), ADTRAN is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission (the “SEC”).  This notice has no immediate effect on the listing of ADTRAN’s common stock on the Nasdaq Global Select Market.

Nasdaq’s listing rules provide the Company with 60 calendar days from the date of the notice to submit a plan to regain compliance. The Company expects to file the Form 10-Q within this 60 calendar day period, eliminating the need for the Company to submit a formal plan to regain compliance.

As has been previously publicly disclosed by the Company, the delay in preparing and filing the Form 10-Q is due to the Company’s ongoing assessment of the accuracy and reasonableness of its current and previously reported excess and obsolete inventory reserves (“E&O Reserves”). ADTRAN is working diligently to finalize its assessment of its current and previously reported E&O Reserves and to finalize and file the Form 10-Q.

About ADTRAN

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the use of words such as “expect,” “believe,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and variations of such words and similar future or conditional expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the filing of the Form 10‑Q and compliance with Nasdaq’s Listing Rules. These forward-looking statements are not guarantees of future results and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements included in this press release. Those risks and uncertainties include, but are not limited to, the time needed for the Company to complete its assessment of its E&O Reserves and to finalize and file the Form 10-Q with the SEC and other risks detailed in the Company’s Form 12b-25 filed with the SEC on August 12, 2019, including the effect of the material weaknesses in our internal control over financial reporting relating to inventory on our financial statements and financial reporting.  For a discussion of other factors that could affect our business and financial results, you should carefully review our annual report on Form 10-K for the year ended December 31, 2018, including the “Risk Factors” section in the Form 10-K, and our other reports that we file with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this release, except as required by applicable law or regulation.

Investor Relations

Rhonda Lambert

256-963-7054